EXHIBIT 5.1

Telephone                       KRYS BOYLE, P.C.                       Facsimile
(303) 893-2300                  Attorneys at Law                  (303) 893-2882
                             Suite 2700 South Tower
                             600 Seventeenth Street
                             Denver, Colorado 80202

                                November 28, 2006

American TonerServ Corp.
475 Aviation Blvd. Suite 100
Santa Rosa, California 95043

To the Board of Directors:

     We have acted as counsel to American TonerServ Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 4,706,900 shares (the "Shares") of its common stock, $.001 par value for resale to the public by selling shareholders. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the 4,706,900 Shares currently held by the selling shareholders have been duly and validly authorized and are duly and validly issued and fully paid and non-assessable.

     Our opinion is limited to the laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                      Very truly yours,

                                      /s/ KRYS BOYLE, P.C.
                                      KRYS BOYLE, P.C.